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                                                                    Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation in this Form S-4 registration statement of our report dated June 15, 1999 included in the Nathan's Famous Inc. Form 10-K for the year ended March 28, 1999 and to all references to our Firm included in this Form S-4 registration statement.



                                                  ARTHUR ANDERSEN LLP





Roseland, New Jersey
August 18, 1999